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                                                                Exhibit 10.16(d)

                            THIRD AMENDMENT TO LEASE

      THIS THIRD AMENDMENT TO LEASE dated the 14th day of January, 2000 (this "Third Amendment") by and between LEXREAL ASSOCIATES LIMITED PARTNERSHIP, a New York limited partnership, as Landlord (the "Landlord") and YOUNG BROADCASTING, INC., a Delaware corporation, as Tenant (the "Tenant").

                                  WITNESSETH:

                             Preliminary Statement

      WHEREAS, by Lease dated March 29, 1990 ("Original Lease"), Tenant leased from Lexreal Associates, Landlord's predecessor-in-interest, certain premises consisting of the forty-seventh (47th) floor of the building known as 599 Lexington Avenue, New York, New York 10022 (the "Building"). Such premises are herein referred to as the "Initial Premises";

      WHEREAS, by First Amendment to Lease dated January 14, 1997 ("First Amendment"), Tenant leased from Landlord certain additional premises consisting of a portion of the twenty-second (22nd) floor of the Building. Such premises are referred to herein as the "First Additional Premises" (the Initial Premises and First Additional Premises are collectively referred to hereinafter as the "Existing Premises");

      WHEREAS, by Second Amendment to Lease dated May 25, 1999 ("Second Amendment"; collectively the Original Lease, the First Amendment and the Second Amendment are referred to hereinafter as the "Lease"), Landlord and Tenant extended the Expiration Date of the Lease Term with respect to the Initial Premises only from September 30, 2000 to May 31, 2009 (the "Expiration Date"); and

      WHEREAS, Landlord and Tenant desire further to expand the size of the Existing Premises certain office space on the forty-first (41st) floor of the Building more particularly described on the "Floor Plan With Respect to the Second Additional Premises" attached hereto (the "Second Additional Premises").

      NOW THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant confirm and agree as follows:

      1. SECOND ADDITIONAL PREMISES; TERM WITH RESPECT TO THE SECOND ADDITIONAL PREMISES. Landlord hereby leases to Tenant and Tenant leases from Landlord certain office space located on the 41st floor of the Building, and known as the Second Additional Premises. Landlord and Tenant agree that the Lease Term with respect to the Second Additional Premises shall commence on August 1, 2000 (the "Second Additional Premises Commencement Date"), and shall end on the Expiration Date, or such earlier date upon which the Lease Term may expire or be terminated pursuant to any of the conditions of limitation or other provisions of the Lease, as amended by this Third Amendment, or pursuant to law.
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      2. CONDITION OF THE SECOND ADDITIONAL PREMISES.

            Tenant and Landlord hereby agree that the Second Additional Premises shall be delivered to Tenant on the Second Additional Premises Commencement Date in broom clean, "as is" condition. Tenant acknowledges that Landlord makes no representations or warranties concerning the condition of the Second Additional Premises and Landlord shall have no obligation to perform any work therein. Notwithstanding the foregoing, at Tenant's request, Landlord shall repaint the Second Additional Premises consistent with the existing design of the space.

      3. RENT; TENANT'S SHARE; BASE TAXES; BASE OPERATING EXPENSES.

            (a) Annual Fixed Rent. Effective as of the Second Additional Premises Commencement Date, "Exhibit J" to the Lease is amended by substituting in lieu thereof a new "Exhibit J" as attached hereto.

            (b) Tenant's Share. Effective as of the Second Additional Premises Commencement Date, Tenant's Share shall mean:

                  (i) 0.77% with respect to the Initial Premises;

                  (ii) 0.20% with respect to the First Additional Premises; and

                  (iii) 0.40% with respect to the Second Additional Premises.

            (c) Payment of First Month's Rent. Tenant has, simultaneously with the execution and delivery of this Third Amendment, paid to Landlord an amount equal to one-twelfth of the Annual Fixed Rent with respect to the Second Additional Premises, to be applied to the first monthly installment of Annual Fixed Rent with respect to the Second Additional Premises. Landlord shall hold the amount paid by Tenant under this subsection in trust until the same is applied pursuant to this Third Amendment or any other provision of the Lease as amended by this Third Amendment.

            (d) Base Taxes and Base Operating Expenses. Landlord and Tenant confirm and agree as follows:

                  (i)   Base Taxes shall mean:

                        (A) The actual Taxes for the Tax Year commencing on July 1, 1999 and ending on June 30, 2000 with respect to the Initial Premises;


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                        (B) Ten Million Eight Hundred Forty-Eight Thousand Eight
                        Hundred Forty-Four and 80/100 Dollars ($10,848,844.80) with respect to the First Additional Premises; and

                        (C) The actual Taxes for the Tax Year commencing on July 1, 2000 and ending on June 30, 2001 with respect to the Second Additional Premises.

                  (ii)  Base Operating Expenses shall mean:

                        (A) One-half of the sum of (i) the actual Operating Expenses for the Operating Year commencing on January 1, 1999 and ending on December 31, 1999 and (ii) the actual Operating Expenses for the Operating Year commencing on January 1, 2000 and ending on December 31, 2000 with respect to the Initial Premises;

                        (B) Six Million Six Hundred Thirteen Thousand Seven Hundred Forty-Two and 70/100 Dollars ($6,613,742.70) with respect to the First Additional Premises; and

                        (C) One-half of the sum of (i) the actual Operating Expenses for the Operating Year commencing on January 1, 2000 and ending on December 31, 2000 and (ii) the actual Operating Expenses for the Operating Year commencing on January 1, 2001 and ending on December 31, 2001 with respect to the Second Additional Premises.

      4. ELECTRICITY. The provisions of Section 16.1 of the Lease shall not apply to the Second Additional Premises. Effective as of the Second Additional Premises Commencement Date, solely with respect to the Second Additional Premises, Tenant shall pay Landlord for electricity in the Second Additional Premises determined in accordance with the following Section 16.1.2. Accordingly, a new Section 16.1.2 is added to the Lease at the close of Section
16.1 as follows:

            16.1.2 TENANT TO PURCHASE ELECTRICITY; SECOND ADDITIONAL PREMISES.

            (a) Tenant shall pay to Landlord, as Additional Rent, Tenant's pro rata share (based upon the ratio of the leasable square footage of the Second Additional Premises to the leasable square footage of the 41st floor) of the entire supply of electric current to the 41st floor of the Building (including the common areas of such floor). Such payments shall be made within ten (10) days after receipt of a statement setting forth the actual cost of electricity and the computation of Tenant's payment.


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            (b) On or after the Second Additional Premises Commencement Date, either Landlord or Tenant may engage a reputable independent electrical consultant to make a survey of the electric consumption at the Second Additional Premises and on the balance of the floor. If any such survey discloses that Tenant's electrical consumption is materially greater or less than the consumption on the balance of the same floor of the Building, then in lieu of the payment for electrical consumption based on the ratio of the square footage of the Second Additional Premises as provided in Section 16.1(a) above, Tenant shall pay its reasonable proportionate share of consumption on the floor in accordance with the ratios established by such survey. If Landlord and Tenant shall not agree on the ratio established by such survey, then the survey shall be submitted to an additional independent electrical consultant mutually agreed upon by Landlord and Tenant and the decision of such consultant shall be binding upon Landlord and Tenant until such time as there shall be a material change in the use of the Second Additional Premises by Tenant or the use of the balance of the floor by Landlord or by any occupant of the balance of the floor.

            (c) Landlord reserves the right to determine Tenant's electrical consumption by a check-meter or other reasonable monitoring device, in which event Tenant shall pay to Landlord as an additional charge, in lieu of the charges set forth in Sections 16.1(a) and (b) above, for electricity supplied to the Second Additional Premises an amount equal to the Average Rate (as hereinafter defined) multiplied by the number of kilowatt-hours of electricity used to serve the Second Additional Premises (including the proportionate share of the HVAC units on the floor serving the Second Additional Premises) during the period for which such payment is being made. Such payments shall be made within ten (10) days after receipt of a statement setting forth the number of kilowatt-hours used in the Second Additional Premises during such period, the Average Rate, and the computation of Tenant's payment. Landlord shall advise Tenant in advance of the time Landlord will be reading Tenant's meter(s), and Tenant or its representative shall have the right to accompany Landlord's representative for the purpose of verifying Landlord's reading. For purposes hereof, the term "Average Rate" shall mean the average cost to Landlord of supplying one (1) kilowatt-hour of electricity to the floor on which the Second Additional Premises are located, and such Rate shall be determined by dividing
(A) the electric bill for the floor on which the Second Additional Premises are located for the period(s) covered by Tenant's payment by (B) the number of kilowatt-hours of electricity supplied to such floor during such period.

      5. FLOOR PLANS. Effective as of the Second Additional Premises Commencement Date, "Exhibit B" to the Lease is hereby amended by adding thereto the "Floor Plan With Respect to the Second Additional Premises" attached thereto.

      6. ADDITIONAL CONDITION ON SUBLETTING THE SECOND ADDITIONAL PREMISES. In addition to all of the conditions and restrictions contained in Article 13 of the Lease, in the event of a permitted subletting of the Second Additional Premises, in no event shall there be more than one occupant (including Tenant) in the Second Additional Premises.


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      7. BROKERS. Tenant warrants and represents that Tenant has not dealt with any broker in connection with the consummation of this Third Amendment other than GVA Williams Real Estate Co., Inc.; and in the event any claim is made against Landlord by any other broker or agent alleging dealings with Tenant, Tenant shall defend Landlord against such claim, using counsel approved by Landlord, such approval not to be unreasonably withheld, and save harmless and indemnify Landlord on account of any loss, cost, damage and expense (including, without limitation, attorneys' fees and disbursement) which may be suffered or incurred by Landlord by reason of such claim. Landlord agrees that it shall be solely responsible for the payment of any brokerage commission or fee which may be due to GVA Williams Real Estate Co., Inc.

      8. DEFINITIONS. All capitalized terms used herein shall have the same meaning as set forth in the Lease unless specifically otherwise provided herein.

      9. EFFECT OF AMENDMENT. Except as set forth herein, the Lease shall remain unchanged and in full force and effect. All references to the "Lease" shall be deemed to be references to the Lease as amended by this Third Amendment, and all references to the "Premises" shall include the "Second Additional Premises".

                            Signatures on next page.


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      EXECUTED in one or more counterparts by persons or officers hereunto duly authorized as of the date and year first above written.

WITNESS:                         LANDLORD:

                                 LEXREAL ASSOCIATES LIMITED
                                 PARTNERSHIP

                                 By: Boston Properties, LLC, its General Partner

                                 By: Boston Properties Limited
                                     Partnership, its Manager

                                 By: Boston Properties, Inc.
                                     Its General Partner

                                 By: /s/ Robert E. Selsam
                                     -------------------------------------------
                                     Robert E. Selsam
                                     Senior Vice President


                                 TENANT:

                                 YOUNG BROADCASTING, INC.

                                 By: /s/ James A. Morgan
                                     -------------------------------------------
                                     Name:  James A. Morgan
                                     Title: Exec. V.P./CFO


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           FLOOR PLAN WITH RESPECT TO THE SECOND ADDITIONAL PREMISES

              (As added to the Lease by Third Amendment to Lease)
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                                   EXHIBIT J

                         SCHEDULE OF ANNUAL FIXED RENT

               (As amended pursuant to Third Amendment to Lease)

INITIAL PREMISES

(a) From the end of the period provided for in Section 5.5 subpart (a) of the Lease through the day preceding the fifth (5th) anniversary of the Commencement Date, an Annual Fixed Rent of Four Hundred Thirty-Three Thousand Two Hundred and no/100 Dollars ($433,200.00);

(b) From the fifth (5th) anniversary of the Commencement Date through the Expiration Date, an Annual Fixed Rent of Four Hundred Sixty-Three Thousand Six Hundred and no/100 Dollars ($463,600.00);

(c) From June 1, 1999 through May 31, 2004, an Annual Fixed Rent of Four Hundred Eighty-Six Thousand Four Hundred and no/l00 Dollars ($486,400.00); and

(d) From June 1, 2004 through the Expiration Date, an Annual Fixed Rent of Five Hundred Thirty-Two Thousand and no/100 Dollars ($532,000.00).

FIRST ADDITIONAL PREMISES

      From the First Additional Premises Commencement Date through the First Additional Premises Expiration Date, an Annual Fixed Rent of Seventy-Seven Thousand Eight Hundred Forty and no/100 Dollars ($77,840.00).

SECOND ADDITIONAL PREMISES

(a) From the Second Additional Premises Commencement Date through July 31, 2005, an Annual Fixed Rent of Two Hundred Sixty-Six Thousand Four Hundred and Twenty-Four and no/l00 Dollars ($266,424.00).

(b) From August 1, 2005 through the Expiration Date, an Annual Fixed Rent of Two Hundred Eighty-Nine Thousand Nine Hundred Thirty-Two and no/100 Dollars ($289,932.00).


                                      J-1
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                            SPACE PLAN - 41ST FLOOR

                                   [OMITTED]